September 30, 2004


GraphOn Corporation
3130 Winkle Avenue
Santa Cruz, California 95065

      Re:  Registration Statement on Form S-8 Under the Securities Act of 1933
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Ladies and Gentlemen:

      In our capacity as counsel to GraphOn Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering (i) 800,000 shares (the "Option Shares") of common stock, par value $0.0001 per share, of the Company (the "Common Stock") issuable upon the exercise of options which may be granted subsequent hereto pursuant to the Company's 1998 Stock Option/Stock Issuance Plan (the "Option Plan") and (ii) 100,000 shares (the "ESPP Shares") of Common Stock issuable pursuant to the Company's Employee Stock Purchase Plan (the "ESPP Plan" and collectively with the Option Plan, the "Plans").

      In that connection, we have examined the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, the Plans, the Registration Statement, corporate proceedings of the Company relating to the Plans and such other instruments and documents as we have deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

      Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

      (1) The Option Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Option Plan, will be duly and validly issued and fully paid and non-assessable.

      (2) The ESPP Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the ESPP Plan, will be duly and validly issued and fully paid and non-assessable.


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GraphOn Corporation
September 30, 2004
Page 2


      The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

      We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act.


                                    Very truly yours,

                                    SONNENSCHEIN NATH & ROSENTHAL LLP



                                    By:   /s/ Ira Roxland
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                                          A Member of the Firm